Exhibit 99.1

FiEE, Inc. Provides Select Preliminary Fourth Quarter and Full-Year
2025 Financial Results and Business Update

Strong revenue growth supported by growing customer base and SaaS Solution Business

Expected to achieve a positive Net Income highlighting a successful transformation

Hong Kong, 2 February 2026 – FiEE, Inc. (NASDAQ:FIEE) (“FiEE,” the “Company,” “we,” “our,” or similar terms), a technology company integrating IoT, connectivity, and AI to redefine brand management solutions in the digital era, today provided an update on its business and select preliminary financial results for the fourth quarter and full year ended December 31, 2025. These include the following select preliminary financial results and updates:

Full Fiscal Year 2025 Select Preliminary Estimated Financial Results:

●	Net Sales of approximately $6 million

●	Gross profit of approximately $5 million

●	Net Income of approximately $1 million

Fourth Quarter 2025 Select Preliminary Estimated Financial Results:

●	Net Sales of approximately $4 million

●	Gross profit of approximately $3 million

●	Net Income of approximately $2 million

Rafael Li, Chief Executive Officer and President of FiEE, commented, “We are pleased with our strong fourth quarter 2025 performance, along with a full-year growth across both sales and profit. Supported by our strategic transformation towards SaaS solutions, our net sales recorded an increase of 870.8% year-over-year. We also showed improved profitability, with gross profit increasing 2,506.1% year-on-year and Net Income achieving a turnaround to approximately $1 million. Looking ahead, we plan to remain committed to investing in R&D to enhance customer experience and deliver greater brand value across the digital content landscape. We look forward to sharing more details with you as we continue to execute over the coming year ahead.”

The preliminary financial results are unaudited, have not been reviewed by the Company’s independent registered public accountants, and remain subject to the completion of normal year-end accounting procedures and adjustments and are therefore subject to change. The Company expects to release final financial and operating results for the fiscal fourth quarter and fiscal year ended December 31, 2025 during March 2026.

About FiEE, Inc.

FiEE, Inc. (NASDAQ:FIEE), formerly Minim, Inc., was founded in 1977. The Company has a historical track record of delivering comprehensive WiFi/Software as a Service platform in the market. After years of development, FiEE made the strategic decision to transition to a Software First Model in 2024 to expand its technology portfolio and revenue streams. In 2025, FiEE rebranded itself as a technology company leveraging its expertise in IoT, connectivity, and AI to explore new business prospects and extend its global footprint.

FiEE’s services are structured into four key categories: Cloud-Managed Connectivity (WiFi) Platform, IoT Hardware Sales & Licensing, SAAS Solutions, and Professional To-C and To-B Services & Support. Notably, FiEE has introduced its innovative Software as a Service solutions, which integrates its AI and data analytics capabilities into content creation and brand management. This initiative has led to the nurturing of a robust pool of KOLs on major social media platforms worldwide, assisting them in developing, managing, and optimizing their digital presence across global platforms. FiEE’s services include customized graphics and posts, short videos, and editorial calendars tailored to align with brand objectives.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements included in this press release may include, among others, statements relating to (i) the future financial position and results of operations of the Company, (ii) our ability to successfully implement our strategic business transformation, (iii) our commitment to investing in R&D and ability to deliver brand value, and (iv) the timing of our release of final financial and operating results for the fiscal fourth quarter and fiscal year ended December 31, 2025.

By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements” included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, or other subsequent filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

For investor and media inquiries, please contact:

Email: fiee@dlkadvisory.com